EXHIBIT 23.1



CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report dated May 13, 2002 on DIANON Systems, Inc.'s 401(k) Retirement Plan included in this Form 11-K into the company's previously filed Form S-8 Registration File No. 33-94176, 33-94178, 33-43673, 333-18817,
333-33958, 333-33960, 333-34056, 333-61754, 333-73116 and 333-87326.



/s/  Arthur Andersen LLP
------------------------
Arthur Andersen LLP


Stamford, Connecticut
May 15, 2002